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                                                                    EXHIBIT 10.2

                          AMENDMENT NUMBER ONE TO THE
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


WHEREAS, Section 4(b) of Scientific-Atlanta, Inc.'s (the "Corporation's") Non-Employee Directors Stock Option Plan (the "Option Plan") provides for the grant of an option for 10,000 shares of the Corporation's common stock to a non-employee director upon commencing service on the Corporation's Board of Directors;

WHEREAS, Section 4(c) of the Option Plan provides for the grant of options for 2,500 shares of the Corporation's common stock to each non-employee director at each Board meeting held on the date of the annual meeting of shareholders each year; and

WHEREAS, pursuant to Section 6 of the Option Plan, as a result of stock splits declared by the Corporation since the adoption of the Option Plan, the initial option grant has increased to 30,000 shares and the annual option grant has increased to 7,500 shares;

NOW, THEREFORE, Sections 4(b) and 4(c) of the Stock Option Plan are hereby amended to read in their entirety as follows:

         (b) INITIAL GRANT. Each Non-Employee Director will receive an initial grant of 20,000 shares upon approval by the Board of this plan or upon the initial appointment or election to the Board.

         (c) AUTOMATIC GRANTS. An Option to Purchase 5,000 shares of Common Stock shall be granted at the annual meeting of the Board held on the date of the Annual Meeting of Shareholders beginning in 1995 and at each succeeding Board meeting held on that date provided the Non-Employee Director continues in office after the Board meeting date on which the Option is granted.

All other sections and provisions of the Option Plan shall remain in full force and effect as written, without amendment.





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To record the adoption of this Amendment by the Board on November 8, 1995, the
Company has caused its authorized officers to execute this Amendment and affix the corporate name and seal hereto.

                                        SCIENTIFIC-ATLANTA, INC.


                                        By:    /s/ Brian C. Koenig
                                           -------------------------------------

                                        Name:  Brian C. Koenig
                                             -----------------------------------

                                        Title: Vice President Human Resources
                                              ----------------------------------


                                        By:    /s/ William E. Eason, Jr.
                                           -------------------------------------

                                        Name:  William E. Eason, Jr.
                                             -----------------------------------

                                        Title: Secretary
                                              ----------------------------------



[Seal]






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